UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2014

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-04217	11-1720520
(Commission File Number)	(IRS Employer Identification Number)

4 Tri Harbor Court, Port Washington, New York, 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 627-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 4, 2014, Aceto Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The matters voted on at the Meeting were: the election of directors, approval of the advisory vote on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm. The final voting results were as follows:

  The election of nominees Albert L. Eilender, Salvatore Guccione, Hans C. Noetzli, William N. Britton, Natasha Giordano, Alan G. Levin and Dr. Daniel B. Yarosh as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall be elected.

             The votes were cast for this matter as follows:

	FOR	WITHHELD	BROKER NON-VOTES

Albert L. Eilender	21,308,977	152,095	4,006,125
Salvatore Guccione	21,326,474	134,598	4,006,125
Hans C. Noetzli	21,182,019	279,053	4,006,125
William N. Britton	21,188,517	272,555	4,006,125
Natasha Giordano	21,203,685	257,387	4,006,125
Alan G. Levin	21,334,490	126,582	4,006,125
Dr. Daniel B. Yarosh	21,301,452	159,620	4,006,125

             Each nominee was elected a director of the Company.

  The proposal to approve, on an advisory basis, executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

20,522,587	810,401	128,084	4,006,125

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  The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2015 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN

25,043,547	358,380	65,270

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: December 8, 2014	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

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